AMCAP Fund

August 31, 2014

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$4,782
Class B	-
Class C	-
Class F1	-
Class F2	$5,166
Total	$9,948
Class 529-A	-
Class 529-B	-
Class 529-C	-
Class 529-E	-
Class 529-F1	$99
Class R-1	-
Class R-2	-
Class R-2E	-
Class R-3	-
Class R-4	$296
Class R-5	$2,988
Class R-6	$14,550
Total	$17,933

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0060
Class B	-
Class C	-
Class F1	-
Class F2	$0.0663
Class 529-A	-
Class 529-B	-
Class 529-C	-
Class 529-E	-
Class 529-F1	$0.0381
Class R-1	-
Class R-2	-
Class R-2E	-
Class R-3	-
Class R-4	$0.0087
Class R-5	$0.0725
Class R-6	$0.0871

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	822,636
Class B	5,677
Class C	55,642
Class F1	96,955
Class F2	98,021
Total	1,078,931
Class 529-A	43,697
Class 529-B	937
Class 529-C	11,467
Class 529-E	2,254
Class 529-F1	2,698
Class R-1	3,673
Class R-2	20,696
Class R-2E	-*
Class R-3	38,964
Class R-4	36,835
Class R-5	43,619
Class R-6	182,038
Total	386,878

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$29.38
Class B	$27.42
Class C	$27.13
Class F1	$29.20
Class F2	$29.43
Class 529-A	$29.18
Class 529-B	$27.27
Class 529-C	$27.30
Class 529-E	$28.71
Class 529-F1	$29.26
Class R-1	$27.70
Class R-2	$27.68
Class R-2E	$29.38
Class R-3	$28.83
Class R-4	$29.19
Class R-5	$29.55
Class R-6	$29.48

*Amount less than one thousand